Exhibit 2.3

UNLESS PERMITTED BY SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE].

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON [DATE], AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

Certificate No: [ ]	No. of shares Purchase Warrants: [ ]

SHARE PURCHASE WARRANTS
OF
PACFIC THERAPEUTICS LTD.

This is to Certify That, FOR VALUE RECEIVED, [Name of Investor] of [Address] (the “Holder”), is entitled to purchase, subject to the provisions of these share purchase warrants (the “Warrants”), from Pacific Therapeutics Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Corporation”), up to [Number] common shares of the Corporation (the “Warrant Shares”) for a period of two years at a purchase price of $[ ] per Warrant Share (the “Exercise Price”) until [Date]. The Holder may exercise these Warrants at any time from the date hereof until 5:00 p.m. Vancouver Time on [Date] (the “Exercise Period”).

1.                             EXERCISE OF WARRANTS.

These Warrants may be exercised in whole or in part at any time or from time to time during the Exercise Period. However, if such day is a day on which banking institutions in the city of Vancouver are authorized by law to close, then on the next succeeding day which shall not be such a day.  These Warrants may be exercised by presentation and surrender hereof to the Corporation at its principal office with the Purchase Form attached hereto as Schedule “A” duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form.  As soon as practicable after each such exercise of the Warrants, but not later than five (5) business days following the receipt of good and available funds, the Corporation shall issue and send to the Holder a Direct Registration Advice statement or certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder.  If these Warrants should be exercised in part only, the Corporation shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

2.                              RESERVATION OF SHARES.  The Corporation covenants and agrees that the Warrant Shares that may be issued upon due exercise of these Warrants will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.  The Corporation further covenants and agrees that during the Exercise Period, the Corporation will at all times have authorized and reserved a sufficient number of its common shares to provide for the exercise of these Warrants

3.                             FRACTIONAL SHARES.  No fractional Warrant Shares or script representing fractional Warrant Shares shall be issued upon the exercise of these Warrants.  With respect to any fraction of a Warrant Share called for upon any exercise hereof, such fraction shall be rounded down to the nearest whole Warrant Share.

4.                            TRANSFER, EXCHANGE, OR LOSS OF WARRANTS. The Warrants are transferrable only if the transfer is pre-approved in writing by the Corporation. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Corporation for other warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder.  Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and upon surrender and cancellation of these Warrants, if mutilated, the Corporation will execute and deliver new Warrants of like tenor and date.

5.                             RIGHTS OF THE HOLDER.  These Warrants shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a shareholder of the Corporation.

6.                            ANTI-DILUTION PROVISIONS.

6.1                         The acquisition rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time during the Exercise Period, the Corporation shall:

(i)	subdivide, redivide or change its outstanding common shares into a greater number of shares; or

(ii)	reduce, combine or consolidate its outstanding common shares into a smaller number of shares,

the Exercise Price of each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the Exercise Price then in effect by a fraction of which the numerator shall be the total number of common shares outstanding immediately prior to such date and the denominator shall be the total number of common shares outstanding immediately after such date.  Such adjustment shall be made successively whenever any event referred to in this subsection shall occur.  If and whenever at any time after the date hereof during the Exercise Period any of the events set out above shall occur and the occurrence of such event results in an adjustment of the Exercise Price, then the number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment;

(b)
if and whenever at any time during the Exercise Period, there is a reclassification of the common shares or a capital reorganization of the Corporation other than as described in subsection 6.1(a) or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the Holder of these Warrants, if it has not exercised its right of acquisition as to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Warrant Shares that the Holder of these Warrants would otherwise be entitled to acquire, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that the Holder of these Warrants would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder of these Warrants had been the registered holder of the number of common shares sought to be acquired by it.  Any new Direct Registration Advice statement or certificate issued by the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6 and which shall apply to successive reclassification, reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(c)
if and whenever at any time during the Exercise Period, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Subsection (c) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding common shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date to reflect the event discussed in this Subsection (c); common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

For the purposes of the foregoing, the “Fair Market Value” of the common shares at any date shall be the volume weighted average price per share for any 20 consecutive trading days (which may be selected by the directors of the Corporation) commencing not more than 45 trading days and not less than five trading days before such date on the TSX Venture Exchange or, if the Common Shares are not then listed on the TSX Venture Exchange, then on such other stock exchange on which the Common Shares are then listed as may be selected by the directors of the Corporation or, if the common shares are not then listed on a stock exchange, on the over-the-counter market; the weighted average price shall be determined by dividing the aggregate of the closing sales prices of all such shares sold on such exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of shares so sold; provided that, if there is no market for the common shares during all or part of such period during which the Fair Market Value thereof would otherwise be determined, the Fair Market Value in respect of a common share shall in respect of all or such part of the period be determined by a nationally recognized accounting firm chosen by the Corporation.

(d)
the adjustments provided for in this Section 6 are cumulative.  After any adjustment pursuant to this Section, the term “Warrant Shares” where used in this Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder of these Warrants is entitled to receive upon the exercise of these Warrants, and the number of Warrant Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Warrant Shares or other property or securities the Holder of these Warrants is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Warrant.

6.2                          All shares of any class or other securities which the Holder of these Warrants is at the time in question entitled to receive on the exercise of these Warrants, whether or not as a result of adjustments made pursuant to this Section 6, shall, for the purposes of the interpretation of this Certificate, be deemed to be shares which the Holder of these Warrants is entitled to acquire pursuant to such Warrants.

6.3                          As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Warrant Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation or a successor company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

6.4                         The Corporation shall not be required to deliver Direct Registration Advice statements or certificates for Warrant Shares while the share transfer books of the Corporation are properly closed prior to any meeting of shareholders, for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Warrant Shares called for thereby during any such period, delivery of Direct Registration Advice statements or certificates for Warrant Shares may be postponed for not more than five business days after the date of the re-opening of said share transfer books.  Any such postponement of delivery of Direct Registration Advice statements or certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such Direct Registration Advice statements or certificates for the Warrant Shares called for after the share transfer books have been re-opened.

7.                            NOTICES TO HOLDERS OF WARRANTS.  So long as these Warrants shall be outstanding, (a) if the Corporation shall pay any dividend or make any distribution upon its common shares, or (b) if the Corporation shall offer to the holders of common shares for subscription or purchase by them any share of any class or any other rights or (c) if any capital reorganization of the Corporation, reclassification of the capital of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected, then in any such case, the Corporation shall cause to be mailed by certified mail to the Holder, at least 15 days prior the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of common shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8.                           CHANGE; WAIVER.  Subject to the approval of the TSX Venture Exchange, or any successor exchange or other stock exchange on which the Corporation’s common shares may be listed (the Exchange”), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the holders of at least a majority of the Warrants then outstanding.

9.                           RESTRICTIONS ON EXERCISE.  The Warrants represented hereby and securities which may be acquired hereunder have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States, and the Warrants represented hereby may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the 1933 Act) unless an exemption is available from the registration requirements under the 1933 Act.  A Holder who is a U.S. Person may meet the requirements for such exemption if: (i) the Holder represents that it is “accredited investor” as defined in Rule 501 of Regulation D under the 1933 Act, who was the original purchaser of the Warrants from the Corporation at the time it was a U.S. Person, or (ii) the Holder represents that it is the original purchaser of the Warrants from the Corporation that is exercising the Warrant in an “off shore transaction” (as defined in Regulation S under the 1933 Act); provided that the Corporation may require further information from the Holder to confirm such status, and in any event, reserves the right to refuse the exercise of the Warrants, if such exercise would not comply with the 1933 Act or applicable state laws.  If the Corporation refuses the exercise on the basis that it would not comply with the 1933 Act or applicable state laws, or if the Holder hereof is a U.S. Person and is not the original purchaser of the Warrants from the Corporation, the Corporation will accept a request for the exercise of the Warrants upon the Holder furnishing an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that such  exercise of the Warrants can lawfully be made without registration or qualification under United States federal or state laws.

10.                          RESTRICTIONS ON UNDERLYING SHARES.  If this Warrant is exercised within the United States or by or on behalf of a U.S. person (except a U.S. Person exercising the Warrant in an “off shore transaction” (as defined in Regulation S under the 1933 Act)), the Holder understands that upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the Direct Registration Advice statements or certificates representing the Warrant Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CADAN RESOURCES CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES WILL NOT BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, FOR SO LONG AS THE CORPORATION REMAINS A “FOREIGN ISSUER” AS DEFINED IN SUCH REGULATION S, OR (C) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ALL APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION, AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL.”

provided, that if any Warrant Shares are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration to the Corporation in such form as the Corporation may from time to time prescribe or accept, to the effect that the sale of the Warrant Shares is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and provided, further, that, if any Warrant Shares are being transferred otherwise than pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

11.                           LEGENDING.  Any Direct Registration Advice statement or certificate representing Warrant Shares issued upon the exercise of the Warrants prior to the date which is four months and one day after the date hereof will bear the following legend in addition to any legend that may be required pursuant to Exchange policies:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 22, 2013."

provided that at any time subsequent to the date which is four months and one day after the date hereof any Direct Registration Advice statement or certificate representing such Common Shares may be exchanged for a Direct Registration Advice statement or certificate bearing no such legends.

12.                           GENERAL.

12.1                        The headings in this Certificate are for reference only and do not constitute terms of the Certificate.

12.2                        Whenever the singular or masculine is used in this Certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

12.3                        This Certificate shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12.4                        This Certificate shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.5                        All references herein to monetary amounts are references to lawful money of Canada.

IN WITNESS WHEREOF, the Corporation has caused these Warrants to be executed this [ ] day of [ ].

PACIFIC THERAPEUTICS LTD.

By:
Authorized Signatory

Schedule “A”

Purchase Form

(1)           The undersigned hereby irrevocably elects to exercise Warrants to purchase _______________________ shares (“Shares”) of Pacific Therapeutics Ltd.  (the “Corporation”) (or such number of shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrants).

(2)           The undersigned encloses herewith a bank draft, certified check or money order in the amount of $_________________ payable to the Corporation in payment of the exercise price determined under, and on the terms specified in, the Warrants.

(3)           The undersigned hereby acknowledges that they will receive a Direct Registration Advice statement confirming the issuance of the Shares, unless written instructions are provided to the Corporation requesting the Shares be in certificate form.

(4)           The undersigned hereby irrevocably directs that the said Warrant Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Warrant Shares

(5)           The undersigned represents, warrants and certifies as follows (check only on one of the following boxes):

A. ☐
The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a U.S. resident and is not exercising these Warrants on behalf of a U.S. resident; and (iii) did not execute or deliver this Purchase Form in the United States, its territories or lands.

OR

B. ☐
The undersigned holder has delivered to the Corporation (or any successor thereto) an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation and its counsel) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the exercise of the Warrants, and the undersigned is acquiring the shares for investment purposes and not with a view to resale, distribution or other disposition of the Warrant Shares in violation of United States securities laws.

The undersigned holder understands that unless Box A above is checked and agreed to by the Corporation, the Direct Registration Advice statements or certificates representing the Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available.

If any Shares are to be issued to a person or persons other than the undersigned holder, the undersigned holder must pay all applicable transfer taxes or other government charges.

Dated:
Signature of Holder (or Authorized Signatory if a corporation)

Print name (and title if applicable)

A-1